Exhibit 23.4

Tucker Anthony Incorporated

One Beacon Street
Boston, Massachusetts 02108
(617) 725-1762
(617) 725-2483 Fax

Investment Banking

                     CONSENT OF TUCKER ANTHONY INCORPORATED

July 1, 1999

We consent to the inclusion in this Registration Statement on Form S-4 of Southern Financial Bancorp, Inc. of our opinion set forth as Appendix C to the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of Southern Financial's Advisor."

Tucker Anthony Incorporated


/s/ Stephen Clinton
---------------------------
Stephen Clinton
Vice President